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                                                                    EXHIBIT 99.1


                                 LABRANCHE & CO INC.
                                 Larry Prendergast
                                 Executive Vice President of Finance
                                 Harvey S. Traison
                                 Senior Vice President & Chief Financial Officer
                                 (212)425-1144

                                 MORGEN-WALKE ASSOCIATES
                                 Investors: Gordon McCoun/Theresa Vogt
                                 Media: Brian Maddox/Jonathan Teall
                                 (212)850-5600


                 LABRANCHE & CO. REACHES DEFINITIVE AGREEMENT TO
               ACQUIRE ROBB PECK MCCOOEY FINANCIAL SERVICES, INC.

                - TRANSACTION TO ADD 134 COMMON STOCK LISTINGS -
 - MARKET SHARE TO EXPAND TO 27% OF DOLLAR AND SHARE VOLUME TRADED ON THE NYSE -

         NEW YORK, NEW YORK, January 19, 2001- LaBranche & Co Inc. (NYSE:LAB), parent of one of the leading specialist firms on the New York Stock Exchange, announced today that it has reached a definitive agreement to acquire ROBB PECK MCCOOEY Financial Services, Inc., parent of R0BB PECK MCCOOEY Specialist Corporation and ROBB PECK MCCOOEY Clearing Corporation. The transaction will position LaBranche as the leading NYSE Specialist with 520 common stock listings and 27% of the dollar and share volume traded on the NYSE.

         The acquisition will add 134 NYSE common stock listings to LaBranche's existing portfolio, including three components of the Dow Jones Industrial Average and 24 components of the S&P 500. LaBranche's new listings will include industry leaders such as Philip Morris, DuPont, Eastman Kodak, Bristol-Myers Squibb, Wells Fargo, United Parcel Service and Nippon Telephone & Telegraph. In addition, the transaction also will include ROBB PECK MCCOOEY'S 25% interest in a joint specialist account with R. Adrian & Co., LLC and Freedom Specialist, Inc., a subsidiary of Tucker Anthony Sutro, which acts as the NYSE Specialist for 29 listed companies, including four S&P 500 stocks.

         Under the terms of the merger agreement approved by both LaBranche's and ROBB PECK MCCOOEY's respective Boards of Directors, the stockholders of ROBB PECK MCCOOEY will receive approximately 6.9 million shares of LAB common stock and shares of non-convertible preferred stock of LaBranche having a value expected to be approximately $100 million. Currently outstanding options to acquire shares of ROBB PECK MCCOOEY stock will be converted at the closing into options to acquire approximately 2.8 million shares of LAB common stock.

         The transaction is subject to customary closing conditions, regulatory approvals and the approval of the stockholders of ROBB PECK MCCOOEY.

         Michael LaBranche, Chairman and Chief Executive Officer of LaBranche, stated, "We look forward to working with ROBB PECK MCCOOEY'S Specialists and their listed companies. We believe the utilization of our capital combined with our trading expertise will increase our participation as




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principal and enhance liquidity in our new Specialist stocks. In addition, we are committed to growing ROBB PECK MCCOOEY'S clearing business through new technologies, linking customers to our markets."

         Mr. LaBranche added, "We are confident that our experience integrating acquisitions will enable us to provide increased services to our listed companies while providing to them the best possible markets." LaBranche stated that it expects this transaction to be accretive to earnings. Credit Suisse First Boston acted as financial advisor to LaBranche on this transaction.

         Founded in 1924, LaBranche is one of the leading Specialist firms on the New York Stock Exchange in terms of capital, number of stocks traded, dollar volume, and share volume. With 74 seats on the NYSE, the Company is the Specialist for 386 issues, six of which are in the Dow Jones Industrial Average and 68 of which are in the S&P 500.

CERTAIN STATEMENTS CONTAINED IN THIS RELEASE, INCLUDING WITHOUT LIMITATION, STATEMENTS CONTAINING THE WORDS "BELIEVES", "INTENDS", "EXPECTS",
"ANTICIPATES", AND WORDS OF SIMILAR IMPORT, CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. READERS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE, AND SINCE SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, THE ACTUAL RESULTS AND PERFORMANCE OF LABRANCHE AND THE INDUSTRY MAY TURN OUT TO BE MATERIALLY DIFFERENT FROM THE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. GIVEN THESE UNCERTAINTIES, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. LABRANCHE ALSO DISCLAIMS ANY OBLIGATION TO UPDATE ITS VIEW OF ANY SUCH RISKS OR UNCERTAINTIES OR TO PUBLICLY ANNOUNCE THE RESULT OF ANY REVISIONS TO THE FORWARD-LOOKING STATEMENTS MADE IN THIS RELEASE.

IT IS EXPECTED THAT LABRANCHE WILL FILE A REGISTRATION STATEMENT ON SEC FORM S-4 IN CONNECTION WITH THE MERGER OF ROBB PECK MCC00EY WITH AND INTO LABRANCHE, AND THAT LABRANCHE WILL PROVIDE SECURITY HOLDERS OF ROBB PECK MCCOOEY WITH A PROSPECTUS CONTAINING IMPORTANT INFORMATION ABOUT LABRANCHE, ROBB PECK MCC00EY, THE MERGER AND RELATED MATTERS. SECURITY HOLDERS OF ROBB PECK MCCOOEY ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE. SECURITY HOLDERS WILL BE ABLE TO OBTAIN FREE COPIES OF THESE DOCUMENTS, ONCE AVAILABLE, AS WELL AS LABRANCHE'S OTHER SEC FILINGS, THROUGH THE WEBSITE MAINTAINED BY THE SEC AT HTTP://WWW.SEC.GOV. FREE COPIES OF THE PROSPECTUS, ONCE AVAILABLE, AND LABRANCHE'S OTHER SEC FILINGS ALSO MAY BE OBTAINED FROM LABRANCHE BY DIRECTING A REQUEST THROUGH THE INVESTORS RELATIONS PORTION OF LABRANCHE'S WEBSITE AT HTTP://WWW.LABRANCHE.COM OR BY MAIL TO LABRANCHE & CO INC., ONE EXCHANGE PLAZA, NEW YORK, NEW YORK 10006, TELEPHONE: (212) 425-1144.

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